SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2017 (November 6, 2017)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2017, Pareteum Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc. (“Dawson”), as underwriter (the “Underwriter”), pursuant to which, among other things, the Company agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase from the Company, in an underwritten public offering (the “Offering”), an aggregate of (a) 13,043,478 shares of common stock (the “Shares”) of the Company, par value $0.00001 per share (the “Common Stock”), and (b) five-year warrants to purchase an aggregate 6,521,739 shares of Common Stock at an exercise price of $1.05 per share (the “Warrants” and, collectively with the Shares, the “Closing Securities”). To the extent that the purchase of Shares would cause the beneficial ownership of a purchaser in the Offering, together with its affiliates and certain related parties, to exceed 4.99% of the shares of Common Stock, the Company agreed to issue the Underwriters, for delivery to such purchasers, in lieu of the Common Stock, shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which are convertible on a 1-for-1,000 basis into shares of Common Stock. The Closing Securities were offered at a public offering price of $0.92 per share of Common Stock and Warrant.

The Closing Securities are being offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-220754), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 6, 2017.  Under the terms of the Underwriting Agreement, the Company granted to the Underwriter an option, exercisable in whole or in part at any time (but not more than once) for a period of 45 days from the date of the closing of the Offering, to purchase (a) up to 1,956,522 shares of Common Stock (15% of the Shares or Series B Preferred Stock) at a purchase price per share of $0.8418, and/or (b) warrants to purchase up to 978,261 shares of Common Stock (15% of the Warrants) at a purchase price of $0.0092 per warrant.

Net proceeds from the Offering are expected to be approximately $10.6 million (excluding any sale of shares of Common Stock or warrants pursuant to the over-allotment option granted to the Underwriter), after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The purchase and sale of the Closing Securities, and the closing of the Offering, is expected to take place on or about November 9, 2017, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of Dawson, the sale, transfer or other disposition of securities of the Company for a period ending 90 days following November 6, 2017. The Company also agreed to pay the Underwriter’s expenses relating to the Offering, including, without limitation, any fees and expenses of the Underwriter’s counsel, up to a maximum of $125,000.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement to be issued by the Company in the Offering, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock

On November 6, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 13,000 shares of preferred stock as Series B Preferred Stock.

The shares of Series B Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Series B Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series B Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series B Preferred Stock is $920 and the initial conversion price of $0.92, subject to adjustments included therein such as stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will be entitled to the same amount that a holder of Common Stock would receive if the Series B Preferred Stock were fully converted. All shares of the Company’s capital stock will be junior in rank to Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock.

The holders of Series B Preferred Stock will be entitled to receive dividends if and when declared by the Company’s board of directors. The Series B Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Company’s Common Stock. In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all its record holders of its Common Stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of all Series B Preferred Stock then held.

The Company is prohibited from effecting a conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Holders of Series B Preferred Stock shall have no voting rights.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2017, the Company issued a press release announcing that it expects to conduct its Q3 2017 earnings conference call on November 13, 2017. A copy of the press release referred to above is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 8.01.	Other Events.

On November 7, 2017, the Company issued a press release announcing the pricing of its public offering.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by referenced herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement Dated November 6, 2017
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
99.1	Press Release Dated November 7, 2017
99.2	Press Release Dated November 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary